UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Revised Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Digital World Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Alliance Advisors
200 Broadacres Drive, 3rd Fl.
Bloomfield, NJ 07003

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PERMIT #251

An Urgent Message for…
Digital World Acquisition Corp. Shareholders

Your Proxy Vote is Needed NOW!
Do Not Delay. Make Sure Your Vote is Counted.

WHAT: Special Meeting of Stockholders

WHEN: March 22, 2024

OBJECTIVE:
To approve a Merger in which Digital World Acquisition Corp will become Trump Media & Technology Group Corp.

You Can Vote Today!
Voting has started.

The Board of Directors recommends voting FOR *all* proposals.

DWAC DIGITAL WORLD ACQUISITION CORP

Here is how you can cast your proxy vote:

Call toll-free today at 1-877-728-4996 to speak to a Proxy Vote Specialist. The Proxy call center is open 9 a.m. to 10 p.m. EST, Monday through Friday, and 9 a.m. to 2 p.m. Saturday and Sunday.

attentiOn!  Digital World acquisition corp. Shareholders a Special Shareholder Meeting of DWac has been called for March 22, 2024. Your Proxy vote is needed! What is the Special Meeting about? The Special Meeting has been called to solicit approval from Shareholders for a corporate Merger in which DWAC will become Trump Media & Technology Group Corp (Proposal 1). Additional Proposals that facilitate the Merger require Shareholder approval. the board of Directors of DWac recommends you vote FOR aLL Proposals. Your vote is important. cast your vote tODaY. no matter how few shares you own, please vote. tell the vote Specialist how to vote: you want to vote FORCall toll free today at all the Proposals.1-877-728-4996 to speak to a Proxy Vote Specialist. The Proxy call center is open 9 a.m. to 10 p.m. EST, Monday through Friday, and 9 a.m. to 2 p.m. Saturday and Sunday.